Exhibit 12.2
                                                                        2/23/98


                              ALABAMA POWER COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 1997 and the twelve months ended January 31, 1998


                                                                                                                     Twelve
                                                                                                                     Months
                                                                                                                      Ended
                                                                           Year ended December 31,                 January 31,
                                                       ===========================================================
                                                          1993        1994        1995         1996         1997       1998
                                                       -------------------------Thousands of Dollars---------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Income Before Interest Charges                      $608,050     $594,669    $628,304     $627,627    $645,449    $645,736
      Federal and state income taxes                    167,021      242,569     186,856      191,167     222,956     233,123
      Deferred income taxes, net                         34,467      (32,536)     32,047       16,715     (12,879)    (25,215)
      Deferred  investment  tax credits                  (2,106)          (4)        (75)           -           -           -
      AFUDC - Debt funds                                  3,016        3,590       7,109        6,517       4,855       4,759
                                                       ---------    ---------   ---------    ---------   ---------   ---------
         Earnings  as defined                          $810,448     $808,288    $854,241     $842,026    $860,381    $858,403
                                                       =========    =========   =========    =========   =========   =========


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                        $186,779     $180,182    $183,199     $171,689    $169,536    $169,984
   Interest  on interim  obligations                      3,760        5,939      16,917       20,617      22,787      23,242
   Amort of debt disc, premium  and expense, net          8,999        9,655      20,270        9,520       9,657       9,681
   Other interest  charges                               35,475       19,909      27,064       34,227      57,799      60,792
                                                       ---------    ---------   ---------    ---------   ---------   ---------
         Fixed charges as defined                       235,013      215,685     247,450      236,053     259,779     263,699
Tax  deductible   preferred  dividends                    1,830        1,605       1,605        1,605       1,589       1,559
                                                       ---------    ---------   ---------    ---------   ---------   ---------
                                                        236,843      217,290     249,055      237,658     261,368     265,258
                                                       ---------    ---------   ---------    ---------   ---------   ---------
Non-tax  deductible  preferred  dividends                27,729       24,630      25,464       24,997      12,997      11,960
Ratio  of net income  before  taxes to net income      x  1.530     x  1.549    x  1.564     x  1.522    x  1.538    x  1.538
                                                       ---------    ---------   ---------    ---------   ---------   ---------
Pref  dividend  requirements  before  income  taxes      42,425       38,152      39,826       38,045      19,989      18,394
                                                       ---------    ---------   ---------    ---------   ---------   ---------
Fixed  charges  plus  pref  dividend  requirements     $279,268     $255,442    $288,881     $275,703    $281,357    $283,652
                                                       =========    =========   =========    =========   =========   =========

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                          2.90         3.16        2.96         3.05        3.06        3.03

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Note:    The above figures have been adjusted to give effect to Alabama Power
         Company's 50% ownership of Southern Electric Generating Company.